UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

____________________

Date of report (Date of earliest event reported): November 19, 2019

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 19, 2019, Amyris, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”) for the following purposes:

•	To elect the four Class III directors nominated by the Company’s Board of Directors (the “Board”) to serve on the Board for a three-year term (“Proposal 1”);

•	To ratify the selection of Macias Gini & O’Connell LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (“Proposal 2”);

•	To approve the issuance of shares of the Company’s common stock issuable upon the exercise of warrants and conversion of preferred stock issued to Foris Ventures, LLC in accordance with Nasdaq Marketplace Rules 5635(b) and 5635(d) (“Proposal 3”); and

•	To act upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The following Class III directors listed in Proposal 1 were elected to the Board based on the following votes:

	For	Withhold	Broker Non-Vote
John Doerr	65,796,156	329,954	21,304,714
Christoph Goppelsroeder	63,078,411	3,047,699	21,304,714
Lisa Qi	65,981,801	144,309	21,304,714
Patrick Yang, Ph.D.	64,728,331	1,397,779	21,304,714

Proposal 2 was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
87,058,579	286,199	86,046	--

Proposal 3 was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
65,797,475	179,129	149,506	21,304,714

No further business was brought before the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: November 20, 2019	By:	/s/ Nicole Kelsey
Nicole Kelsey
General Counsel and Secretary